DELAWARE GROUP CASH RESERVE

Registration No. 811-02806
FORM N-SAR
Annual Period Ended March 31, 2010

SUB-ITEM 77C:  Submission of matters to a vote of security holders

At Joint Special Meetings of Shareholders of Delaware Group Cash Reserve (the "Trust"), on
behalf of Delaware Cash Reserve Fund (the "Fund"), the shareholders of the Fund voted to (i)
elect a Board of Trustees for the Trust at a meeting held on November 12, 2009 and reconvened to March 16, 2010; and (ii) to approve a new investment advisory agreement for the Fund at a meeting held on November 12, 2009.  At the meeting, the following people were elected to serve as Independent Trustees: Thomas L. Bennett, John A. Fry, Anthony D. Knerr, Lucinda S.
Landreth, Ann R. Leven, Thomas F. Madison, Janet L. Yeomans, and J. Richard Zecher.  In
addition, Patrick P. Coyne was elected to serve as an Interested Trustee.

The following proposals were submitted for a vote of the shareholders:

1. To elect a Board of Trustees for the Trust.

A quorum of the shares outstanding was present, and the votes passed with a majority of those shares.  The results were as follows:

Thomas L. Bennett

SHARES VOTED FOR 298,965,685.466
PERCENTAGE OF OUTSTANDING SHARES 65.752%
PERCENTAGE OF SHARES VOTED 97.375%
SHARES WITH AUTHORITY WITHHELD 8,059,824.069
PERCENTAGE OF OUTSTANDING SHARES 1.773%
PERCENTAGE OF SHARES VOTED 2.625%

Patrick P. Coyne

SHARES VOTED FOR 298,831,779.976
PERCENTAGE OF OUTSTANDING SHARES 65.723%
PERCENTAGE OF SHARES VOTED 97.331%
SHARES WITH AUTHORITY WITHHELD 8,193,729.559
PERCENTAGE OF OUTSTANDING SHARES 1.802%
PERCENTAGE OF SHARES VOTED 2.669%

John A. Fry

SHARES VOTED FOR 299,082,528.791
PERCENTAGE OF OUTSTANDING SHARES 65.778%
PERCENTAGE OF SHARES VOTED 97.413%
SHARES WITH AUTHORITY WITHHELD 7,942,980.744
PERCENTAGE OF OUTSTANDING SHARES 1.747%
PERCENTAGE OF SHARES VOTED 2.587%

Anthony D. Knerr

SHARES VOTED FOR 298,952,597.796
PERCENTAGE OF OUTSTANDING SHARES 65.750%
PERCENTAGE OF SHARES VOTED 97.371%
SHARES WITH AUTHORITY WITHHELD 8,072,911.739
PERCENTAGE OF OUTSTANDING SHARES 1.775%
PERCENTAGE OF SHARES VOTED 2.629%

Lucinda S. Landreth

SHARES VOTED FOR 299,026,475.646
PERCENTAGE OF OUTSTANDING SHARES 65.766%
PERCENTAGE OF SHARES VOTED 97.395%
SHARES WITH AUTHORITY WITHHELD 7,999,033.889
PERCENTAGE OF OUTSTANDING SHARES 1.759%
PERCENTAGE OF SHARES VOTED 2.605%

Ann R. Leven

SHARES VOTED FOR 298,887,051.446
PERCENTAGE OF OUTSTANDING SHARES 65.735%
PERCENTAGE OF SHARES VOTED 97.349%
SHARES WITH AUTHORITY WITHHELD 8,138,458.089
PERCENTAGE OF OUTSTANDING SHARES 1.790%
PERCENTAGE OF SHARES VOTED 2.651%

Thomas F. Madison

SHARES VOTED FOR 298,819,473.120
PERCENTAGE OF OUTSTANDING SHARES 65.720%
PERCENTAGE OF SHARES VOTED 97.327%
SHARES WITH AUTHORITY WITHHELD 8,206,036.415
PERCENTAGE OF OUTSTANDING SHARES 1.805%
PERCENTAGE OF SHARES VOTED 2.673%

Janet L. Yeomans

SHARES VOTED FOR 298,980,105.546
PERCENTAGE OF OUTSTANDING SHARES 65.756%
PERCENTAGE OF SHARES VOTED 97.380%
SHARES WITH AUTHORITY WITHHELD 8,045,403.989
PERCENTAGE OF OUTSTANDING SHARES 1.769%
PERCENTAGE OF SHARES VOTED 2.620%

J. Richard Zecher

SHARES VOTED FOR 298,831,830.786
PERCENTAGE OF OUTSTANDING SHARES 65.723%
PERCENTAGE OF SHARES VOTED 97.331%
SHARES WITH AUTHORITY WITHHELD 8,193,678.749
PERCENTAGE OF OUTSTANDING SHARES 1.802%
PERCENTAGE OF SHARES VOTED 2.669%

2. To approve a new investment advisory agreement for each separate series of the Trust.

A quorum of the shares outstanding was present, and the votes passed with a majority of those shares.  The results were as follows:

Delaware Cash Reserve Fund

SHARES VOTED FOR 267,247,683.579
PERCENTAGE OF OUTSTANDING SHARES 58.777%
PERCENTAGE OF SHARES VOTED 89.392%
SHARES VOTED AGAINST 6,396,493.210
PERCENTAGE OF OUTSTANDING SHARES 1.406%
PERCENTAGE OF SHARES VOTED 2.140%
SHARES ABSTAINED 8,500,024.473
PERCENTAGE OF OUTSTANDING SHARES 1.870%
PERCENTAGE OF SHARES VOTED 2.843%

In a press release on August 19, 2009, Lincoln National Corporation announced that one of its subsidiaries signed a stock purchase agreement to sell ownership of Delaware Management
Holdings, Inc. and its subsidiaries (also known by the marketing name of Delaware Investments), including Delaware Management Company, a series of Delaware Management Business Trust
(the "Manager"), to Macquarie Group (the "Transaction"). On January 4, 2010, the Transaction
was completed and the new investment advisory agreements between the Fund and the Manager that were approved by the shareholders became effective. Delaware Management Holdings, Inc.
is a subsidiary, and subject to the ultimate control, of Macquarie Group. Macquarie Group, with headquarters in Sydney, Australia, is a global provider of banking, financial, advisory, investment and fund management services.

SUB-ITEM 77K:  Changes in registrant's certifying accountant

Due to independence matters under the Securities and Exchange Commission's auditor independence rules relating to the January 4, 2010 acquisition of Delaware Investments
(including Delaware Management Company, Delaware Distributors, L.P. and Delaware Service
Company, Inc.) by Macquarie Group, Ernst & Young LLP ("E&Y") has resigned as the independent registered public accounting firm for Delaware Group Cash Reserve (the "Fund")
effective May 27, 2010.  At a meeting held on February 18, 2010, the Board of Trustees of the
Fund, upon recommendation of the Audit Committee, selected PricewaterhouseCoopers LLC
("PwC") to serve as the independent registered public accounting firm for the Fund for the fiscal year ending March 31, 2011.  During the fiscal years ended March 31, 2010 and March 31, 2009,
E&Y's audit reports on the financial statements of the Fund did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.  In addition, there were no disagreements between the Fund and E&Y on accounting principles, financial statements disclosures or audit scope, which, if not resolved to the satisfaction of E&Y, would have caused them to make reference to the disagreement in their reports.  Neither the Fund nor anyone on its behalf has consulted with PwC at any time prior to their selection with respect to the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Fund's financial statements.

SUB-ITEM 77Q1:  Exhibits

Exhibit Reference

77.Q.1(f) Letter from the independent accountants furnished pursuant to Sub-Item
77K, attached as Exhibit.